Exhibit 99.1

CONSOLIDATED BALANCE SHEETS

Yellow Roadway Corporation and Subsidiaries

(Amounts in thousands except per share data)

(Unaudited)

	December 31, 2004	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$106,489	$75,166
Accounts receivable, net	778,596	699,142
Prepaid expenses and other	168,356	110,128

Total current assets	1,053,441	884,436

PROPERTY AND EQUIPMENT:
Cost	2,672,289	2,538,614
Less - accumulated depreciation	1,249,571	1,135,346

Net property and equipment	1,422,718	1,403,268

Goodwill	632,141	617,313
Intangibles, net	468,310	467,114
Other assets	50,559	91,098

Total assets	$3,627,169	$3,463,229

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$307,089	$260,175
Wages, vacations, and employees’ benefits	427,731	351,287
Other current and accrued liabilities	210,519	178,478
Asset backed securitization (“ABS”) borrowings	—	71,500
Current maturities of long-term debt	254,400	1,757

Total current liabilities	1,199,739	863,197

OTHER LIABILITIES:
Long-term debt, less current portion	403,535	836,082
Deferred income taxes, net	319,839	298,256
Accrued pension and postretirement	274,616	256,187
Claims and other liabilities	215,249	207,422

Total other liabilities	1,213,239	1,597,947

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value per share	51,303	50,146
Capital surplus	694,504	653,739
Retained earnings	550,484	366,157
Accumulated other comprehensive loss	(33,159)	(23,167)
Unamortized restricted stock awards	(10,479)	(567)
Treasury stock, at cost (2,217 and 2,359 shares)	(38,462)	(44,223)

Total shareholders’ equity	1,214,191	1,002,085

Total liabilities and shareholders’ equity	$3,627,169	$3,463,229

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Twelve Months Ended December 31

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Twelve Months
	2004	2003[a]	2004	2003[a]
OPERATING REVENUE	$1,774,137	$903,365	$6,767,485	$3,068,616

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,064,447	584,379	4,172,144	1,970,440
Operating expenses and supplies	273,118	129,484	1,011,864	449,825
Operating taxes and licenses	43,939	24,038	169,374	83,548
Claims and insurance	34,348	27,698	132,793	67,670
Depreciation and amortization	44,722	25,192	171,468	87,398
Purchased transportation	206,070	104,205	752,788	318,176
Gains on property disposals, net	(3,957)	(589)	(4,547)	(167)
Acquisition charges	—	2,260	—	3,124

Total operating expenses	1,662,687	896,667	6,405,884	2,980,014

OPERATING INCOME	111,450	6,698	361,601	88,602

NONOPERATING (INCOME) EXPENSES:
Interest expense	9,506	8,810	43,954	20,606
Write off debt issuance costs	—	—	18,279	—
Other	999	(796)	1,705	1,182

Nonoperating expenses, net	10,505	8,014	63,938	21,788

INCOME (LOSS) BEFORE INCOME TAXES	100,945	(1,316)	297,663	66,814
INCOME TAX PROVISION (BENEFIT)	37,600	(644)	113,336	26,131

NET INCOME (LOSS)	$63,345	$(672)	$184,327	$40,683

AVERAGE SHARES OUTSTANDING-BASIC	48,617	32,721	48,149	30,370

AVERAGE SHARES OUTSTANDING-DILUTED	51,170	33,098	49,174	30,655

BASIC EARNINGS (LOSS) PER SHARE	$1.30	$(0.02)	$3.83	$1.34

DILUTED EARNINGS (LOSS) PER SHARE	$1.24	$(0.02)	$3.75	$1.33

[a]	Includes the results of Roadway LLC for December 12 through 31.

STATEMENTS OF CONSOLIDATED CASH FLOWS

Yellow Roadway Corporation and Subsidiaries

For the Years Ended December 31

(Amounts in thousands)

(Unaudited)

	2004	2003
OPERATING ACTIVITIES:
Net income	$184,327	$40,683
Noncash items included in net income:
Depreciation and amortization	171,468	87,398
Deferred debt issuance cost write off	18,279	—
Gains on property disposals, net	(4,547)	(167)
Deferred income tax provision, net	17,996	25,767
Changes in assets and liabilities, net:
Accounts receivable	(70,230)	(7,430)
Accounts payable	34,284	21,294
Other working capital items	41,865	(40,053)
Claims and other	30,792	23,189
Other, net	11,484	5,055

Net cash from operating activities	435,718	155,736

INVESTING ACTIVITIES:
Acquisition of property and equipment	(201,818)	(103,327)
Proceeds from disposal of property and equipment	37,529	4,193
Acquisition of companies	(10,463)	(513,338)
Other	4,494	—

Net cash used in investing activities	(170,258)	(612,472)

FINANCING ACTIVITIES:
Senior secured credit facility	—	175,000
ABS borrowings, net	(71,500)	21,500
Issuance of long-term debt	—	400,000
Debt issuance costs	(2,938)	(34,734)
Repayment of long-term debt	(175,044)	(60,342)
Treasury stock purchases	—	(2,921)
Proceeds from exercise of stock options	15,859	4,685
Other	(514)	—

Net cash (used in) provided by financing activities	(234,137)	503,188

NET INCREASE IN CASH AND CASH EQUIVALENTS	31,323	46,452
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	75,166	28,714

CASH AND CASH EQUIVALENTS, END OF PERIOD	$106,489	$75,166